March 7, 2013

We consent to the inclusion in this Registration Statement of Perpetual Industries, Inc. on Form S-1 of our report dated March 7, 2013, with respect to our audits of the financial statements of Perpetual Industries, Inc.  as of  and for the years ended July 31, 2012 and 2011 and for the period January 25, 2005 (inception) to July 31, 2012, which is part of this Registration Statement.

Very truly yours,

 /s/ Warren Averett, LLC

______________________________

Warren Averett, LLC

March 7, 2013

Tampa, Florida 33602